Exhibit 4.2

BUNGE FINANCE EUROPE B.V.,
as Issuer,

BUNGE GLOBAL SA,
as Guarantor,

and

U.S. Bank Trust Company, National Association,
as Trustee

INDENTURE

Dated as of [_]

Debt Securities

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	12.02
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*This Cross Reference Table is not part of this Indenture.

i

(continued)

(continued)

(continued)

The information contained in this document was classified as Restricted

INDENTURE dated as of [ ], by and among Bunge Finance Europe B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its corporate seat (statutaire zetel) in Rotterdam, The Netherlands and its registered office at 1391 Timberlake Manor Parkway Chesterfield, Missouri 63017, United States of America and registered with the commercial register (handelsregister), as Issuer (the “Company”), Bunge Global SA, a company organized under the laws of Switzerland and the indirect parent of the Company, as Guarantor (“Guarantor”), and U.S. Bank Trust Company, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

The Company, Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture.

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01    Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that the existence of a management contract by the Company, Guarantor or an Affiliate of the Company or Guarantor shall not be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1)            with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)            with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)            with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)            with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors of the Company or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolutions, Officer’s Certificate or supplemental indenture hereto for a particular Series, any day other than a Legal Holiday.

“Capital Stock” means with respect to any Person, any and all shares, interests, rights to purchase, warrants, options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock or shares, preferred stock or shares and partnership and joint venture interests) of such Person (excluding any debt securities convertible into, or exchangeable for, such equity).

“Clearing System” means Euroclear or Clearstream, as the case may be and/or any additional or alternative clearing system approved by the Company, the Trustee and the Paying Agent (provided that such additional or alternative clearing system must also be authorized to hold the Notes as eligible collateral for Eurosystem monetary policy and intra-day credit operations) collectively.

“Clearstream” means Clearstream Banking, société anonyme and its successors.

“Company” means Bunge Finance Europe B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its corporate seat (statutaire zetel) in Rotterdam, The Netherlands and its registered office at 1391 Timberlake Manor Parkway Chesterfield, Missouri 63017, United States of America and registered with the commercial register (handelsregister), and wholly-owned indirect subsidiary of the Guarantor, and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by an Officer of the Company.

“CSK” means Euroclear or Clearstream acting in the capacity of common safe-keeper of the Global Note for the Clearing Systems or a person nominated by the Clearing Systems to perform the role of common safe-keeper.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes of any Series issuable or issued in whole or in part in the form of one or more Global Notes, the person designated as Depositary for such Series by the Company, which Depositary shall be a clearing agency registered or exempt under the Exchange Act.

“Discount Note” means any Note that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Euro” or “€” means the single currency introduced at the third stage of the European Monetary Union pursuant to the treaty establishing the European Community, as amended from time to time.

“Euroclear” means Euroclear Bank S.A./N.V., and its successors, as operator of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Global Note” or “Global Notes” means a Note or Notes, as the case may be, in the form established pursuant to Section 2.02 evidencing all or part of a Series of Notes, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Government Securities” means direct obligations of, or obligations guaranteed by, The United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantor” means Bunge Global SA, a company organized under the laws of Switzerland, and any and all successors thereto.

“Holder” means a Person in whose name a Note is registered.

“Indenture” means this Indenture, as amended, supplemented or restated from time to time and shall include the form and terms of particular Series of Notes established as contemplated hereunder.

“Legal Holiday” means (a) a day that is not a TARGET Settlement Date and (b) a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or London, United Kingdom and, for any place of payment outside of New York, New York, or London, United Kingdom, in such place of payment. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Market Exchange Rate” means the noon buying rate in the City of New York, New York for cable transfers of Euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the United States Federal Reserve Board.

“Material Subsidiary” means, at any time, any Subsidiary of the Guarantor which at such time is a “significant subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Notes” means notes or other debt instruments of the Company of any Series issued under this Indenture.

“Obligations” has the meaning ascribed to it in Section 10.01 hereof.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or the Assistant Secretary of the Company or the Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Company or the Guarantor, as applicable, by an Officer of the Company or the Guarantor, as applicable, that meets the requirements of Section 12.05 hereof. The Officer signing the Officer’s Certificate pursuant to Section 4.03(a) shall be the principal executive officer, principal financial officer, the treasurer or the principal accounting officer of the Company or the Guarantor, as applicable.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, the Guarantor or any Subsidiary of the Company or the Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or limited liability company, or governmental or other entity.

“Relevant Jurisdiction” means any jurisdiction in which the Company or the Guarantor (or a successor to either entity as Company or Guarantor) is incorporated or resident for tax purposes or any department or political subdivision thereof or therein.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” or “Series of Notes” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal, was scheduled to be paid in the documentation governing such indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means any corporation, limited liability company or other business entity of which the requisite number of shares of stock or other equity ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the directors, managers or trustees thereof, or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by a Person, one or more of the Subsidiaries of such Person, or combination thereof.

“Successor Guarantor” has the meaning ascribed to it in Section 5.01 hereof.

“TARGET 2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.

“TARGET Settlement Date” means any day on which TARGET 2 is open for the settlement of payments in Euro.

“TIA” means the Trust Indenture Act of 1939, as in effect on the date of this Indenture (15 U.S.C. §§ 77aaa-77bbbb), except as provided in Section 9.03 hereof.

“Transfer” has the meaning ascribed to it in Section 5.02 hereof.

“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Notes of any Series shall mean the Trustee with respect to Notes of that Series.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“written notice,” “written request,” “notice” and “in writing” and similar language means any notice or request delivered pursuant to this Indenture, and shall include e-mail, facsimile, handwritten or typed letter, or to the extent permitted or required by applicable CSK procedures or regulations, delivered electronically or otherwise in accordance with CSK procedures, and shall be deemed sent on the date postmarked, if delivered by US mail, or on the date transmitted by the sender as determined by evidence of such transmission, if delivered via e-mail, facsimile, courier, by applicable CSK procedures or otherwise.

Section 1.02    Other Definitions.

Term	Defined in Section
“Authentication Order”	2.03
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.04
“Payment Default”	6.01
“Registrar”	2.04

Section 1.03   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, the Guarantor and any successor obligor, as applicable, upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04    Rules of Construction.

Unless the context otherwise requires:

(1)            a term has the meaning assigned to it;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            words in the singular include the plural, and in the plural include the singular;

(5)            “will” shall be interpreted to express a command;

(6)            provisions apply to successive events and transactions; and

(7)            references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01    Issuable in Series.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more Series. All Notes of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate of the Company detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Notes of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate of the Company or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Notes may differ between Series in respect of any matters.

Section 2.02    Establishment of Terms of Series of Notes.

At or prior to the issuance of any Notes within a Series, the following shall be established by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture or an Officer’s Certificate of the Company pursuant to authority granted under a Board Resolution:

(a)            the title of the Series (which shall distinguish the Notes of that particular Series from the Notes of any other Series);

(b)            the price or prices (expressed as a percentage of the principal amount thereof) at which the Notes of the Series will be issued;

(c)            any limit upon the aggregate principal amount of the Notes of the Series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Series pursuant to Section 2.07, 2.08, 2.11, 3.06 or 9.05);

(d)            the date or dates on which the principal of the Notes of the Series is payable;

(e)            the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Notes of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

(f)            the place or places where the principal of, premium and interest, if any, on the Notes of the Series shall be payable, where the Notes of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(g)            if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Notes of the Series may be redeemed, in whole or in part, at the option of the Company;

(h)            whether Notes of the Series are entitled to the benefits of any Guarantee of any guarantor pursuant to this Indenture, the identity of such guarantors and any terms of such Guarantees with respect to the Notes of the Series;

(i)            the obligation, if any, of the Company to redeem or purchase the Notes of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(j)            the dates, if any, on which and the price or prices at which the Notes of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

(k)            the denominations in which the Notes of the Series shall be issuable, if other than minimum denominations of €[ ] and integral multiples of €[ ] in excess thereof;

(l)            the forms of the Notes of the Series in fully registered form (and whether the Notes will be issuable as Global Notes);

(m)            if other than the full principal amount thereof, the portion of the principal amount of the Notes of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(n)            the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the Notes of the Series will be made if other than Euros, and the manner of determining the equivalent thereof in Euros for any purpose, including for purposes of determining the aggregate principal of Notes outstanding hereunder at any time;

(o)            the provisions, if any, relating to any security provided for the Notes of the Series, and any subordination in right of payment, if any, of the Notes of the Series;

(p)            any addition to, elimination of, or change in the Events of Default which applies to any Notes of the Series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 6.02;

(q)            any addition to, elimination of, or change in the covenants set forth in Articles 4 or 5 which applies to Notes of the Series;

(r)            any other terms of the Notes of the Series (which may modify or delete any provision of this Indenture insofar as it applies to such Series); and

(s)            any registrar, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Notes of such Series if other than those appointed herein.

All Notes of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer’s Certificate of the Company referred to above, and, unless otherwise provided, a Series may be reopened, without the consent of the Holders, for issuances of additional Notes of such Series; provided, however, that if such additional Notes are not fungible with the Notes of such Series for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP and/or ISIN number.

Unless otherwise set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate establishing the terms of any series of Notes pursuant to Section 2.02 hereof, the term “Regular Record Date” as used in this Section with respect to Notes of any Series with respect to any Interest Payment Date for such Series shall mean either (i) the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.02 hereof shall occur, if such Interest Payment Date is the first day of a month or (ii) the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.02 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

Section 2.03    Execution and Authentication.

One Officer shall sign the Notes for the Company by manual, facsimile or pdf or other electronically-imaged (including DocuSign or Adobe Sign) signature as described in Section 12.13. If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, such Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note, as applicable, has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Company signed by one Officer of the Company (an “Authentication Order”), authenticate Notes for original issue in accordance with this Indenture. The Notes shall be dated their date of authentication.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any Series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order will authenticate and deliver such Notes. In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and (subject to Section 7.01) will be fully protected in relying upon, an Opinion of Counsel to the effect that:

(a)            such form has been established in conformity with the provisions of this Indenture;

(b)            such terms have been established in conformity with the provisions of this Indenture; and

(c)            such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any customary assumptions and exceptions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity.

Section 2.04    Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register with respect to each Series of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents or change the office of such Registrar or Paying Agent. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder; however, the Company shall maintain a Paying Agent in each place of payment for the Notes of each Series. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05    Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Notes, or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Series of Notes, and shall notify the Trustee of any default by the Company in making any such payment: While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. All payments to a Paying Agent or any Notes which remain unclaimed for a period of two years after such payment was due shall be repaid to the Company. Thereafter, the Holder may look only to the Company for repayment. Upon payment over to the Trustee, or to the Company, as the case may be, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Notes all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least three Business Days before each interest payment date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of each Series of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.07    Transfer and Exchange.

Notes may be transferred or exchanged at the office of the Registrar or co-registrar designated by the Company. Where Notes of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Notes at the Registrar’s request; provided that the Registrar shall instruct, or shall cause the Paying Agent to instruct, CSK to effectuate any such Global Notes and such Global Notes shall have been effectuated by (or on behalf of) CSK on the proposed issue date thereof. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05)

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Notes of any Series for the period beginning at the opening of business fifteen days immediately preceding the sending of a notice of redemption of Notes of that Series selected for redemption and ending at the close of business on the day of such sending, or (b) to register the transfer of or exchange Notes of any Series selected, called or being called for redemption as a whole or a portion thereof, except the unredeemed portion of Notes being redeemed in part.

Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08    Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order together with such indemnity or security sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced, shall authenticate a replacement Note of the same Series if the Trustee’s requirements are met; provided, that in the case of any Global Notes, the Registrar shall instruct, or shall cause the Paying Agent to instruct, CSK to effectuate such Note and such Global Note shall have been effectuated by the CSK. The Company may charge for its expenses in replacing a Note.

Every replacement Note of any Series is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of that Series duly issued hereunder.

Section 2.09    Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee and effectuated by CSK, except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. The Trustee shall rely on the records of the Clearing Systems, Luxembourg in relation to any determination of the principal amount outstanding of such Global Note. For this purpose, “records” means the records that each of the Clearing Systems, Luxembourg holds for its customers which reflect the amount of such customer’s interest in the Notes.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a Series have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12    Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (and no one else) shall cancel, in accordance with its then customary procedures, all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall, upon the written request of the Company, return such canceled Notes to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. In the case of the cancellation of Notes represented by a Global Note, the Paying Agent shall instruct the Clearing Systems to make the appropriate entries in their records.

Section 2.13    Defaulted Interest.

If the Company defaults in a payment of interest on a Series of Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Series on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date and shall deliver or cause to be delivered (or, in the case of the Depositary with respect to any Global Note, sent electronically) to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14    Global Notes.

(a)            Terms of Notes. A Board Resolution, a supplemental indenture hereto, or an Officer’s Certificate of the Company shall establish whether the Notes of a Series shall be issued in whole or in part in the form of one or more Global Notes and shall name the Depositary for such Global Note or Notes. Except as provided herein, each Global Note shall be (i) registered in the name of the Depositary, (ii) deposited with the Depositary or its nominee, and (iii) bear the legend indicated in Section 2.14(c).

(b)            Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 of the Indenture and in addition thereto, any Global Note shall be exchangeable pursuant to Section 2.07 of the Indenture for Notes registered in the names of Holders other than the Depositary for such Note or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered or exempt under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered or exempt as a clearing agency under the Exchange Act within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Note shall be so exchangeable or (iii) an Event of Default with respect to the Notes represented by such Global Note shall have happened and be continuing. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Note with like tenor and terms.

Except as provided in this Section 2.14(b), a Global Note may not be transferred except as a whole by the Depositary with respect to such Global Note to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary, or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c)            Legend. Any Global Note issued hereunder shall bear a legend in substantially the following form:

“THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE ENTITY APPOINTED AS COMMON SAFE-KEEPER (THE “CSK”) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”) AND EUROCLEAR BANK S.A./N.V. (“EUROCLEAR” AND, TOGETHER WITH CLEARSTREAM, THE “CLEARING SYSTEMS”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CSK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CSK OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CSK (AND ANY PAYMENT IS MADE TO CSK OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CSK), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE CLEARING SYSTEMS, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUTNOT IN PART, TO NOMINEES OF CSK OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.”

(d)            Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(e)            Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Note shall be made to the Holder thereof. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security at the close of business on the regular record date for the purpose of receiving payment of principal of and any premium and (subject to Section 2.13) any interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee will be affected by notice to the contrary.

(f)            Consents, Declaration and Directions. Except as provided in Section 2.14(e), the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Notes of such Series represented by a Global Note as shall be specified in a written statement of the Depositary with respect to such Global Note, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

(g)            Responsibility of Trustee or Agents.

(1)            None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(2)            None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant, with respect to any ownership interest in a Global Note or with respect to the delivery to any participant, beneficial owner or other Person (other than the Depositary or its nominee) of any notice (including any notice of redemption) or the payment of any amount (other than the Depositary or its nominee), under or with respect to such Global Notes. All notices and communications to be given to the holders and all payments to be made to holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Note).

Section 2.15    CUSIP Number.

The Company in issuing the Notes may use “CUSIP” and/or ISIN numbers (if then generally in use), and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders, as applicable; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

Section 2.16    Additional Responsibilities of the Paying AgenT regarding the Global Notes.

(a)            The Paying Agent will inform the Clearing Systems (through the common service provider (the “CSP”) appointed by the Clearing Systems to service the Global Notes) of the initial issue outstanding amount (“IOA”) for the Notes on or prior to the applicable closing date.

(b)            If any event occurs that requires a mark-up or mark-down of the records that Euroclear or Clearstream holds for its customers to reflect such customers’ interest in any Global Note, the Paying Agent will promptly provide details of the amount of such mark-up or mark-down, together with a description of the event that requires it, to the Clearing Systems (through the CSP) to ensure that the records of the Clearing Systems reflecting the IOA of the Notes remain at all times accurate.

(c)            The Paying Agent will at least once every month perform a reconciliation process with the Clearing Systems (through the CSP) with respect to the IOA for the Notes and will promptly inform the Clearing Systems (through the CSP) of any discrepancies.

(d)            The Paying Agent will promptly assist the Clearing Systems (through the CSP) in resolving any discrepancy identified in the records reflecting the IOA of the Notes.

(e)            The Paying Agent will promptly provide to the Clearing Systems (through the CSP) details of all amounts paid under the Notes.

(f)            The Paying Agent will promptly provide to the Clearing Systems (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

(g)            The Paying Agent will promptly provide to the Clearing Systems (through the CSP) copies of all notices in its possession that are given by or on behalf of the Company to the holders of the Notes.

(h)            The Paying Agent will promptly pass on to the Company all communications it receives from the Clearing Systems directly or through the CSP relating to the Notes. Any such notice shall be deemed to have been conclusively given by being sent by facsimile to the Company in accordance with the provision of Section 12.02 hereof.

(i)            The Paying Agent will promptly notify the Clearing Systems (through the CSP) of any failure by the Company to make any payment or delivery due under the Notes when due.]

Section 2.17    Certain Rights of the Paying Agent.

For avoidance of doubt, the rights, protections and exculpations available to the Trustee under the Indenture shall also be available to the Trustee in each of its capacities thereunder, including as Paying Agent.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01    Notice to Trustee.

The Company may, with respect to any Series of Notes, reserve the right to redeem and pay the Series of Notes or may covenant to redeem and pay the Series of Notes or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Notes. If a Series of Notes is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Notes pursuant to the terms of such Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Notes to be redeemed. The Company shall give the notice at least 10 days but not more than 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

Section 3.02    Selection of Notes to Be Redeemed.

If less than all of the Notes of a Series are to be redeemed or purchased in an offer to purchase at any time, the Trustee (subject to the applicable procedures of the Depositary) shall select the Notes of a Series to be redeemed or purchased among the Holders of the Notes (a) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, (b) if the Notes are not so listed, on a pro rata basis to the extent practicable, or otherwise, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate consistent with the applicable procedures of the Depositary. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase. The Trustee may select for redemption or repurchase portions of the principal of Notes of the Series that have denominations larger than €[ ].

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes of a Series and portions of them selected shall be in amounts of €[ ] or whole multiples of €[ ], or with respect to Notes of any Series issuable in other denominations pursuant to Section 2.02(j), the minimum principal denomination for each Series and integral multiples thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes of a Series called for redemption or repurchase also apply to portions of Notes of a Series called for redemption or repurchase.

Section 3.03   Notice of Redemption.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate of the Company, at least 10 days but not more than 60 days before a redemption date, the Company shall deliver or cause to be delivered, electronically or by first-class mail or, in the case of the Depositary with respect to any Global Note, sent electronically or in accordance with CSK procedures, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes of the Series to be redeemed and shall state:

(1)            the redemption date;

(2)            the redemption price or the applicable calculation thereof;

(3)            any conditions precedent to the redemption of the Notes;

(4)            the name and address of the Paying Agent;

(5)            that Notes of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)            that, subject to the satisfaction of any conditions to the redemption set forth in such notice, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes of the Series called for redemption ceases to accrue on and after the redemption date;

(7)            the CUSIP and ISIN number, if any; and

(8)            any other information as may be required by the terms of the particular Series of the Notes or the Notes of a Series being redeemed.

At the Company’s request, and upon receipt of an Officer’s Certificate of the Company complying with Section 12.04 hereof, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

In connection with any redemption of Notes, any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, in the Company’s discretion, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived, in the Company’s discretion, by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another person.

Section 3.04    Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to satisfaction or waiver of any conditions precedent.

Section 3.05    Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder, at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered or in the case of Global Notes, take appropriate action in accordance with the applicable procedures of the Depositary.

No Notes of €[ ]or less can be redeemed in part.

Section 3.07   Open Market Purchases.

The Company or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. All Notes so purchased may not be reissued or resold, except in accordance with applicable securities and other laws.

ARTICLE 4
COVENANTS

Section 4.01    Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders of each Series of Notes that it will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates, and in the manner provided, in such Notes. Principal, premium, if any, and interest on any Series of Notes will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Notwithstanding anything to the contrary contained in this Indenture and subject to Section 12.07, the Company may, to the extent it is required to do so by law, deduct or withhold income or other taxes imposed by the United States of America (or any political subdivision thereof) from principal or interest payments hereunder.

Section 4.02    Reports.

The Company and the Guarantor shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. For the avoidance of doubt, the Company and the Guarantor, as applicable, will be deemed to have furnished such reports, information and documents referred to above to the Trustee if the Company or the Guarantor, as applicable, has filed such reports with the SEC via its Electronic Data Gathering and Retrieval System filing system and such reports are publicly available. Notwithstanding the foregoing, in the event that any direct or indirect parent of the Guarantor is or becomes a guarantor of any Notes, the financial statements, information and other documents required to be provided as described above may be those of any direct or indirect parent of the Guarantor; provided that, if the financial information so furnished relates to such direct or indirect parent of the Guarantor, such direct or indirect parent shall include any disclosure required by Rule 3-10 of Regulation S-X of the Securities Act.

Section 4.03    Compliance Certificate.

(a)            Each of the Company and the Guarantor shall deliver to the Trustee with respect to such Series, within 120 days after the end of each fiscal year, an Officer’s Certificate of the Company and the Guarantor stating that a review of the activities of the Company, the Guarantor and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Company and the Guarantor with a view to determining whether the Company and the Guarantor have kept, observed, performed and fulfilled their respective obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and the Guarantor have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or the Guarantor, as applicable, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or the Guarantor, as applicable, is taking or proposes to take with respect thereto.

(b)            Each of the Company and the Guarantor shall, so long as any of Series of Notes are outstanding, deliver to the Trustee with respect to such Series, as soon as possible, but in no event later than 10 days after any Officer of the Company or the Guarantor, as applicable, becoming aware of any Default or Event of Default, an Officer’s Certificate of the Company or the Guarantor, as applicable, specifying such Default or Event of Default and what action the Company or the Guarantor, as applicable, is taking or proposes to take with respect thereto.

(c)            Each of the Company and the Guarantor shall comply with Trust Indenture Act, Section 314(a)(4).

Section 4.04    Taxes.

The Company will pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.05    Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Company (to the extent that it may lawfully do so), as applicable, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee for such Notes, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5
SUCCESSORS

Section 5.01    Consolidation, Merger, Amalgamation and Sale of Assets by the Guarantor.

The Guarantor shall not, and shall not cause or permit any Subsidiary to, consolidate with or merge or amalgamate with or into, or sell, lease, or convey all or substantially all its assets to, any Person, unless:

(1)            in the case of the Guarantor:

 (A)            the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be either the Guarantor or a Person organized under the laws of Bermuda, the United States of America, any State thereof or the District of Columbia, any full member state of the European Union, Canada, Australia, Switzerland or the United Kingdom, and the Successor Guarantor (if not the Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Guarantor under the Guarantee of any Series of Notes and this Indenture; and

 (B)            immediately after giving effect to such transaction, no Event of Default or event which with notice or lapse of time would be an Event of Default has occurred and is continuing;

(2)            in the case of any Subsidiary of the Guarantor (other than the Company):

 (A)            such transaction is a merger or amalgamation of such Subsidiary with or into, or a consolidation of such Subsidiary with, the Guarantor (so long as the Guarantor is the surviving, continuing or resulting entity) or another Subsidiary or the sale, lease or conveyance by such Subsidiary of all or substantially all of its property to the Guarantor or another Subsidiary; or

 (B)            such transaction is the merger or amalgamation of such Subsidiary with or into, the consolidation of such Subsidiary with, or the sale, lease or conveyance by such Subsidiary of all or substantially all of its property to, another Person (provided that such Person is not an Affiliate of such Subsidiary), so long as immediately prior to, and after giving effect to such transaction, no Default or Event of Default exists or would exist.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Guarantor, which properties and assets, if held by the Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor.

Section 5.02    Successor Corporation Substituted.

If the Guarantor engages in one of the transactions described above and complies with the conditions listed above, the Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture, but, in the case of a lease of all or substantially all its assets, the Guarantor will not be released from the obligation to pay the principal of and premium, if any, and interest on the Notes (including additional amounts).

In the event that the Guarantor consolidates with or merges or amalgamates with or into, engages in a series of transactions to redomesticate into a new jurisdiction, or sells, leases or conveys all or substantially all of its assets to, another Person subject to the terms of Section 5.01 (a “Transfer”) and the Successor Guarantor is a Person organized under the laws of a member state of the European Union, Canada, Australia, Switzerland or the United Kingdom, then the Guarantor and the Successor Guarantor shall, as a condition to such Transfer, (A) enter into a supplemental indenture with the Trustee providing for full, unconditional and irrevocable indemnification of the holders and beneficial owners of the Notes and the Trustee against any tax or duty of whatever nature (other than any tax imposed by reason of the holders or beneficial owners of the Notes having some connection with any such jurisdiction, other than their participation as holders or beneficial owners of the Notes under this Indenture) which is incurred or otherwise suffered by such holders and beneficial owners and the Trustee with respect to the Notes and which would not have been incurred or otherwise suffered in the absence of such Transfer; and (B) deliver to the Trustee, for the benefit of the Holders of the Notes, legal opinions of independent legal counsel in New York and the applicable member state of the European Union, Canada, Australia, Switzerland or the United Kingdom under whose laws the Successor Guarantor is organized under, as applicable, to the effect that the Obligations of the Successor Guarantor with respect to the Guarantee of any Series of Notes, as the case may be, are legal, valid, binding and enforceable in accordance with their terms.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01   Events of Default.

“Event of Default,” wherever used herein with respect to Notes of any Series, means any one of the following events, unless in the establishing a Board Resolution, supplemental indenture or Officer’s Certificate of the Company, it is provided that such Series shall not have the benefit of said Event of Default:

(a)            default in the payment of any interest on any Note of that Series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(b)            default in payment when due of the principal of, or premium, if any, on any Note of that Series; or

(c)            default in the performance or breach of any covenant or warranty of the Company or the Guarantor in this Indenture (other than a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Notes other than that Series), which default continues uncured for a period of 60 days after written notice given by the Trustees for such Notes or Holders of such Notes, or the Company and the Trustee receive written notice from Holders of at least a majority in aggregate principal amount of such Notes outstanding;

(d)            the Company, the Guarantor or a Material Subsidiary shall (i) default in making any payment of any principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments to which it is a party on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default or condition is to cause, or to permit the holder or beneficiary of such indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity or (in the case of any such indebtedness constituting a guarantee) to become payable and such acceleration has not been cured within 15 days after notice of acceleration; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (4) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (4) shall have occurred and be continuing with respect to such indebtedness in an amount exceeding U.S.$200,000,000; or

(e)             either the Company, the Guarantor or a Material Subsidiary:

(1)            commences a voluntary case in bankruptcy,

(2)            consents to the entry of an order for relief against it in an involuntary bankruptcy case,

(3)            applies for or consents to the appointment of any custodian, receiver, trustee, conservator, liquidator, rehabilitator or similar officer of it or for all or substantially all of its property,

(4)            makes a general assignment for the benefit of its creditors, or

(5)            generally is unable to pay its debts as they become due;

(f)             a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)            is for relief against the Company or the Guarantor;

(2)            appoints a custodian of the Company or the Guarantor or for all or substantially all of the property of the Company or the Guarantor; or

(3)            orders the liquidation of the Company or the Guarantor;

and the order or decree remains unstayed and in effect for 90 consecutive days; or

(g)            any other Event of Default provided with respect to Notes of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate of the Company, in accordance with Section 2.02.

If a Default for a failure to report or failure to deliver a required certificate in connection with another Default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another Default that resulted solely because of that Initial Default will also be cured without any further action.

Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 6.01 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

Section 6.02           Acceleration.

If an Event of Default with respect to Notes of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.01(d) or (e)) then in every such case the Trustee, at the direction of the Holders of at least 25% in aggregate principal amount of the outstanding Notes of that Series, may declare the principal amount (or, if any Notes of that Series are Discount Notes, such portion of the principal amount as may be specified in the terms of such Notes) of and accrued and unpaid interest, if any, on all of the Notes of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.01(d) or (e) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any Series has been made, the Holders of a majority in principal amount of the outstanding Notes of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the Trustee hereunder and the reasonable compensation expenses and disbursements of the Trustee and its agents and counsel have been paid.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03           Other Remedies.

If an Event of Default with respect to Notes of any Series at the time outstanding occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such Notes or to enforce the performance of any provision of such Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes of any Series then outstanding (including consents obtained in connection with the purchase of, or tender of or exchange offer for, such Notes) by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of premium or interest on, or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of any Series may rescind an acceleration of such Notes and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05           Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes of any Series may in writing direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, subject to Section 7.02(f). However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06           Limitation on Suits.

A Holder of any Series of Notes may pursue a remedy with respect to this Indenture or the Notes only if:

(a)            the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)            the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

(c)            such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)            the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)            during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of any Series of Notes may not use this Indenture to prejudice the rights of another Holder of such Series of Notes or to obtain a preference or priority over another Holder of Notes of such Series.

Section 6.07           Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08           Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09           Trustee May File Proofs of Claim.

The Trustee for each Series of Notes is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10           Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any Series.

Section 6.12           Unconditional Right of Holders to Receive Principal, Premium, and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 2.13) interest on such Note on the respective stated maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder.

Section 6.13           Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

ARTICLE 7

TRUSTEE

Section 7.01           Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except during the continuance of an Event of Default the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(c)            In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated thereon).

(d)            The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)            the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)            the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

(4)            no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(e)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02           Rights of Trustee.

(a)            The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate of the Company or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate of the Company or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)            The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)            Unless otherwise specifically provided in this Indenture any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)            The permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(j)            The Trustee may request that the Company deliver an Officer’s Certificate of the Company setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate of the Company, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained herein. The Trustee may assume without inquiry in the absence of written notice to the contrary that the Company is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(l)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04          Trustee’s Disclaimer and Acceptance of Facsimile Instructions.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

The Trustee agrees to accept and act upon instructions it receives by facsimile pursuant to this Indenture, provided that promptly following delivery of such facsimile instructions, the originally executed instructions shall be delivered to the Trustee, and such originally executed instructions shall be signed by an authorized person.

None of the Trustee, the Registrar or any Paying Agent shall be liable for any failure on the part of the CSK to effectuate any Global Note or for any failure on the part of the CSK to do so in a timely manner, unless it shall be proved that the Trustee, Registrar or Paying Agent was negligent in instructing the CSK to effectuate any such Global Note in accordance with the applicable provision hereof; provided, that the Trustee, Registrar or Paying Agent shall not be deemed to have acted with negligence if it shall have given such instructions in the manner and by the time prescribed by the CSK, provided further that in the absence of any such prescribed manner or timing, the Trustee, Registrar or Paying Agent shall be entitled to give, and shall incur no liability hereunder if it shall give, such instructions by facsimile transmission (without any requirement for telephonic confirmation) to a telephone number provided by the CSK for such purpose or by email to an email address provided by the CSK for such purpose and shall be protected in giving and shall incur no liability hereunder in giving such instructions no later than one Business Day after the applicable Global Note shall have been delivered to the Registrar for authentication.

Section 7.05           Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee (in accordance with Section 7.02(m)), the Trustee will deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice from Holders of the Notes if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06           Reports by Trustee to Holders of the Notes.

(a)            Within 60 days after the first day of the Company’s fiscal year beginning with the October 2 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will send to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit electronically or by mail all reports as required by TIA § 313(c).

(b)            A copy of each report at the time it is sent to the Holders of Notes will be sent by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07           Compensation and Indemnity.

(a)            The Company will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Trustee and the Company may agree from time to time in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)            The Company will indemnify the Trustee, its officers, directors, employees, representatives and agents from and against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)            The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)            To secure the Company’s payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee. Such lien will survive the satisfaction and discharge of this Indenture.

(e)            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(d) or (e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)             The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08           Replacement of Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company with 30 days prior notice in writing. The Company may remove the Trustee with 30 days prior written notice if:

(1)            the Trustee fails to comply with Section 7.10 hereof;

(2)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)            a custodian or public officer takes charge of the Trustee or its property; or

(4)            the Trustee becomes incapable of acting.

(c)            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Company, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.

(e)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will notify Holders of that Series of Notes of its succession. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09           Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10           Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11           Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate of the Company, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Legal Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes of such Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such Series, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)            the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b)            the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(c)            the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(d)            this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03           Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under any covenants contained in Article 4 with respect to the outstanding Notes of the applicable Series on and after the date the conditions set forth in are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01 (c) hereof shall not constitute an Event of Default.

Section 8.04           Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a)            the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Euros, in such amounts as will be sufficient, as determined by the Company, to pay the principal of, premium, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(b)            in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(1)            the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)            since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)            in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(e)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)             the Company must deliver to the Trustee an Officer’s Certificate of the Company stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(g)            the Company must deliver to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05           Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of any Series will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest; but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of the applicable Series.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, as determined by the Company and expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Series of Notes and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust, and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any Euros in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the applicable Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantor (with respect to a Guarantee of this Indenture) and the Trustee may amend or supplement this Indenture or the Notes of one or more Series without the consent of any Holder of Note:

(a)            to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; provided, however, that any amendment made solely to conform the provisions of this Indenture to the description of the Notes contained in the prospectus or other offering document pursuant to which the Notes of one or more Series were sold will not be deemed to adversely affect the interests of the Holders of such Notes, as evidenced by an Officer’s Certificate of the Company stating that such text constitutes an unintended conflict with the description of the corresponding provision in the offering document;

(b)            to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)            to provide for the assumption of the Company’s or any Guarantors’ obligations to the Holders of the Notes by a successor to the Company or any Guarantors, as applicable, pursuant to Article 5 hereof;

(d)            to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any Holder;

(e)            to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f)            to provide for the issuance of and establish the form and terms and conditions of Notes of any Series as permitted by this Indenture;

(g)            to add guarantees with respect to the Notes of any Series or to provide security for the Notes of any Series;

(h)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(i)             to make any other change that does not materially adversely affect the rights of any Holder of the Notes, as determined conclusively by the Company in good faith.

Upon the request of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02           With Consent of Holders of Notes.

The Company, the Guarantor and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of Notes of each such Series. Except as otherwise provided herein, the Holders of at least a majority in aggregate principal amount of the outstanding Notes of each Series, by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes of such Series) may waive compliance by the Company with any provision of this Indenture or the Notes with respect to such Series.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. Upon the request of the Company authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

After a supplemental indenture or waiver under this section becomes effective, the Company shall send to the Holders of Notes affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:

(a)            reduce the principal amount or change the fixed maturity of any Note;

(b)            reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including default interest, on any Note;

(c)            waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration;

(d)            make the principal of or premium, if any or interest on any Note payable in currency other than that stated in the Notes;

(e)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of or premium, interest, if any, on the Notes and to institute suit for the enforcement of any such payments;

(f)             make any change in the foregoing amendment and waiver provisions; or

(g)            reduce the percentage in principal amount of any Notes, the consent of the Holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the Indenture or to waive any past Defaults.

Section 9.03           Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Notes of one or more Series will be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.04           Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05           Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note of any Series thereafter authenticated. The Company in exchange for Notes of that Series may issue and the Trustee shall authenticate, and instruct or cause the Paying Agent to instruct the CSK to effectuate, upon request new Notes of that Series that reflect the amendment or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment or waiver.

Section 9.06           Trustee to Sign Amendments, etc.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

ARTICLE 10

Guarantee

Section 10.01         Guarantee.

The Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of and premium, if any, and interest on the Notes and all other obligations of the Company under this Indenture, including, without limitation, the obligations of the Company under Section 7.07 hereof (all the foregoing being hereinafter collectively called the “Obligations”). The Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; or (e) any change in the ownership of the Company.

The Guarantor further agrees that the Guarantee of any Series of Notes hereunder constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

The Guarantor further agrees that the Guarantee of any Series of Notes hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of and premium, if any, or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Guarantee of any series of Notes hereunder, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee of any Series of Notes hereunder.

The Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Section 10.02         No Subrogation.

Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Guarantor hereunder, until all amounts owing to the Trustee and the Holders, as well as the holders of any other Permitted Indebtedness, by the Company on account of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.03         Consideration.

The Guarantor has received, or will receive, direct or indirect benefits from the making of the Guarantee of any Series of Notes hereunder.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01         Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to a Series of Notes issued hereunder, when:

(a)             either:

(1)            all such Notes that have been authenticated, except last, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2)            all such Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, cash in Euros, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)            no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute, a default under, any other instrument to which the Company is a party or by which the Company is bound;

(c)            the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(d)            the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive until such funds are properly applied. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02         Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes with respect to which such deposit was made and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the applicable Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01         Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.

Section 12.02         Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person, by e-mail or by first-class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Bunge Finance Europe B.V.

1391 Timberlake Manor Parkway

Chesterfield, Missouri 63017

Attention: Treasurer

Tel. No: (636) 292-3029

Telecopy: (636) 292-4029

With a copy to:

Bunge Global SA

Route de Florissant 13

1206 Geneva, Switzerland

With a copy to:

Bunge Global SA

1391 Timberlake Manor Parkway

Chesterfield, Missouri 63017

Attention: Treasurer

Tel. No: (636) 292-3029

Telecopy: (636) 292-4029

If to the Guarantor:

Bunge Global SA

Route de Florissant 13

1206 Geneva, Switzerland

With a copy to:

Bunge Global SA

1391 Timberlake Manor Parkway Chesterfield, Missouri 63017

Attention: Treasurer

Tel. No: (636) 292-3029

Telecopy: (636) 292-4029

If to the Trustee:

U.S. Bank Trust Company, National Association
U.S. Bank Global Corporate Trust
2 Concourse Parkway NE, Suite 800
Atlanta, Georgia 30328
Attention: Greg M. Jackson
Telephone No: (404) 581-8837
Email: greg.jackson@usbank.com

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given at the time delivered by e-mail or hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be delivered electronically (or in the case of Global Notes, pursuant to applicable CSK procedures) or be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so sent to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it will deliver a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the party providing such written instructions, subsequent to such transmission of written instructions, shall provide upon request the originally executed instructions or directions to the Trustee in a timely manner. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.03         Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)            an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)            an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06         No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.07         Additional Amounts.

In the event that payments are required to be made by the Guarantor pursuant to its obligations under the Guarantee of any Series of Notes hereunder, the Guarantor will pay to the Holder of any such Series of Note such additional amounts as may be necessary so that every net payment to a holder or beneficial owner of the principal of and premium, if any, and interest on such Note, after deducting or withholding for or on account of any present or future tax, duty, assessment or other similar governmental charge duly imposed by Switzerland, will not be less than the amount provided in that Series of Note to be then due and payable. The Guarantor will not be required, however, to make any payment of additional amounts for or on account of any such tax imposed by reason of (i) the holder or beneficial owner having some connection with Switzerland, other than solely its participation as a holder or beneficial owner of a Series of Note, (ii) any tax, assessment or other governmental charge that is payable other than by withholding or deduction from payments on or in respect of any Note, (iii) the failure of the Holder or beneficial owner of a Note, following written request by the Guarantor to the Holder or beneficial owner, to comply with any certification, identification, information or other reporting requirements, but only to the extent the Holder or beneficial owner is legally entitled to do so, (iv) sections 1471 through 1474 of the Code, any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. holder’s jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or (v) any combination of items (i) through (iv) above.

Section 12.08         Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, AND THE GUARANTEES OF ANY SERIES OF NOTES HEREUNDER, IF ANY, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09         Consent to Jurisdiction.

The Company and the Guarantor irrevocably submit to the exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding relating to its obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes. The Company and the Guarantor hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such New York state or U.S. federal court. The Company and the Guarantor also hereby irrevocably waive, to the fullest extent permitted by law, any objection to venue or the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court. The Company and the Guarantor agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company or the Guarantor, respectively, and may be enforced in any courts to the jurisdiction of which the Company or the Guarantor, respectively, is subject by a suit upon such judgment.

Section 12.10         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11         Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.12         Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13         Counterpart Originals; Electronic Signatures.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, e-mail or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Issuer Order, Opinion of Counsel, Note, any guarantee endorsed on any Note, opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 2.04 or elsewhere in this Indenture to the execution, attestation or authentication of any Note, any guarantee endorsed on any Note, or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in this Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Notes or any guarantees endorsed on any Notes. The Issuer agrees to assume all risks arising out of the use of digital signatures, including without limitation the risk of the Trustee acting on unauthorized instructions.

Section 12.14         Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15         Waiver of Jury Trial

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.16         Patriot Act Compliance

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account, which information includes the name, address, tax identification number and formation documents and other information that will allow Trustee to identify the person or legal entity in accordance with the USA Patriot Act. The parties to this Agreement agree that they will provide the Trustee with such information in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 12.17         Notes in a Foreign Currency.

Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.02 of this Indenture with respect to a particular Series of Notes, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Notes of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Notes of any Series which are denominated in more than one currency, then the principal amount of Notes of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be determined by converting any such other currency into a currency that is designated upon issuance of any particular Series of Notes. Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.02 of this Indenture with respect to a particular Series of Notes, such conversion shall be at the spot rate for the purchase of the designated currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Company) on any date of determination. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Notes of a Series denominated in currency other than Euros in connection with any action taken by Holders of Notes pursuant to the terms of this Indenture.

All decisions and determinations provided for in the preceding paragraph shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Trustee and all Holders.

Section 12.18         Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Notes of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

[Signatures on following page]

SIGNATURES

Dated as of [_]

BUNGE FINANCE EUROPE B.V.

By:
Name:	[_]
Title:	[_]

BUNGE GLOBAL SA

By:
Name:	[_]
Title:	[_]

By:
Name:	[_]
Title:	[_]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:	[_]
Title:	[_]